WELCOME to the Cellular Dynamics International iCell™ cell supply program. As a member of this program, you are entitled to the stipulations in the following Supply Agreement:
SUPPLY AGREEMENT
This Supply Agreement (“Agreement”), effective as of May 18, 2010 (“Effective Date”), is by and between Cellular Dynamics International, Inc. (“CDI”) and SmithKline Beecham d/b/a GlaxoSmithKline, with an address of five Moore Drive, Research Triangle Park, NC 27709 (“GSK”)(“Customer”).
WHEREAS, the parties intend to enter into this Supply Agreement, whereby Customer will purchase CDI’s cardiomyocyte cells and other products (“Products”) pursuant to the terms herein,
NOW THEREFORE, in consideration of the premises and mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.PURCHASE AND SUPPLY
1.1    Supply. Subject to the restrictions herein, Customer shall from time to time while this Agreement is in effect order Products and CDI hereby agrees to supply and sell Products to Customer. Based on availability and subject to CDI’s agreement to the same, at Customer’s request, CDI may from time to time provide exclusive use of a particular lot/line of cells for a predetermined period of time, based on Customer’s specific research requirements.
1.2    Price. The prices for the Products purchased by the Customer are set forth in Exhibit A, attached hereto, which shall be executed by the parties. The prices set forth on Exhibit A are valid for twelve (12) months from the Effective Date. (Each twelve month period from the Effective Date shall be referred to herein as a “Pricing Term.”) Notwithstanding Exhibit A, CDI agrees that it shall provide Tier (****) pricing for Customer’s first (****) units ordered (rather than Tier (****) pricing), provided that the first order is for at least (****) units. Prior to the expiration of the then current Pricing Term, Customer and CDI shall negotiate in good faith to set prices for the next Pricing Term. If the parties are unable to reach agreement prior to the commencement of the next Pricing Term, then all future Product orders by Customer shall be at CDI’s then current list price for such Products and shall remain subject to the other terms included herein, including those contained in Exhibit B.
1.3    Terms and Conditions. All Products sold by CDI to Customer under this Agreement shall be in accordance with and subject to CDI’s then standard terms and conditions, attached hereto as Exhibit B, which shall be executed by the parties (the “Terms and Conditions”). The Terms and Conditions shall govern all purchases by Customer of Products from the Effective Date notwithstanding the subsequent termination of this Agreement. For convenience, Customer may use its preprinted forms to order Products; provided, however, the provisions of this Agreement shall govern the transactions contemplated hereby, and any preprinted or other provision contained in any such forms of Customer (other than quantity and delivery terms that are consistent with this Agreement) shall have no force or effect under this Agreement.
1.4     Orders and Fulfillment. Customer shall order Products pursuant to this Agreement by emailing CDI at customerservice@cellulardynamics.com. Such email shall reference this Agreement and the quantity of Products desired. CDI shall confirm the order to Customer and provide the estimated ship date for each order.
1.5    Restrictions.

(a)	Any Products sold to Customer by CDI under this Agreement must be used by Customer and no other person or entity.

(b)	Customer may not resell or transfer to any third party any Products it purchases from CDI hereunder.

(c)	The Products are subject to the restrictions listed in Exhibit B.
2.    TERM AND TERMINATION
2.1     Term. This Agreement shall commence on the Effective Date and continue for 24 months. The Agreement may then be extended if mutually agreed by both parties.
2.2    Termination by Mutual Agreement. This Agreement may be terminated with 30 days advanced written notice by CDI or Customer.

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2.3    Termination by CDI. CDI may terminate this Agreement if Customer fails to pay when due any other amount due under this Agreement, and fails to cure such payment breach within ten (10) days after receiving notice of such breach by CDI.
2.4    No Further Liability. Each party understands that the rights of termination hereunder are absolute and it has no rights to a continued relationship with the other under this Agreement after termination. Neither party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other arising from or incidental to any termination of this Agreement. The terms and conditions executed as Exhibit B shall survive the termination of this Agreement.
3.    GENERAL PROVISIONS
3.1    Entire Agreement. This Agreement (including the exhibits) constitutes the entire agreement, and supersedes all prior negotiations, understandings or agreements (oral or written), between the parties about the subject matter of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be an original, but taken together constituting one and the same instrument. If any provision of this Agreement is determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is in English only, which language shall be controlling in all respects. No version of this Agreement in another language shall be binding or of any effect.
3.2    Amendments; Waiver. No provision of this Agreement may be amended or waived other than in writing signed by the parties hereto. No waiver, consent or modification of this Agreement shall bind either party unless in writing and signed by the party against which enforcement is sought. The failure of any party to enforce its rights under this Agreement at any time for any period will not be construed as a waiver of such rights.
3.3    Survival. Exhibit B shall survive the termination of this Agreement.
3.4    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, USA, without regard to its conflicts of law provisions. In the event of any conflict between US and foreign laws, rules and regulations, US laws, rules and regulations shall govern. Customer hereby consents to jurisdiction of the courts of Wisconsin, USA, and waives any objection to venue in Dane County. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
3.5    Remedies. Except as specifically provided otherwise, each right and remedy in this Agreement is in addition to any other right or remedy, at law or in equity. CDI and Customer agree that, in the event of any breach or threatened breach of any confidentiality obligation or any violation of intellectual property rights included within Exhibit B, the non-breaching party will suffer irreparable damage for which it will have no adequate remedy at law. Accordingly, the non-breaching party shall be entitled to injunctive and other equitable remedies to prevent or restrain such breach or threatened breach, without the necessity of posting any bond.
3.6    Notices. Any notice or communication hereunder shall be in writing and either personally delivered or sent via recognized express or overnight delivery courier or certified or registered mail, prepaid and return receipt requested, addressed to the applicable party at its address specified above, or at such other address designated in a subsequent notice. All notices shall be in English, effective upon personal delivery, one (1) day after deposit by overnight carrier or three (3) days after deposited in certified US Mail.
3.7    Assignment. This Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by Customer, in whole or in part, without CDI’s prior written consent, such consent not to be unreasonably withheld. This Agreement shall be binding upon, and inure to the benefit of, the successors, representatives and permitted assigns of the parties.
3.8    Independent Contractors. The parties shall be independent contractors under this Agreement, and nothing herein will constitute either party as the employer, employee, agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

IN WITNESS WHEREOF, this Agreement is executed by the duly authorized representatives of the parties as a sealed instrument as of the Effective Date.

CELLULAR DYNAMICS INTERNATIONAL, INC. Signature: /s/ Thomas Palay Print Name: Thomas Palay Title: President	CUSTOMER Signature: /s/ Robert Willette Print Name: Robert Willette Title: Director of Biology

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Exhibit A
iCell PRODUCT PRICING

iCell Product Catalog
Product	Unit Size	Catalog Number	Pricing
iCell Cardiomyocytes*	1X	CMC-100-110-001	$(****)
iCell Cardiomyocytes*	5X	CMC-100-110-005	$(****)
iCell Cardiomyocytes Maintenance Medium	1X	CMM-100-120-001	$(****)
iCell Cardiomyocytes Maintenance Medium	5X	CMM-100-120-005	$(****)

*Shipped cryopreserved with iCell Cardiomyocytes Plating Medium and 2-week supply of iCell Cardiomyocytes Maintenance Medium.

iCell Cardiomyocytes Volume-based Pricing
Tier	Units	Volume Discount	1X Unit Size	5X Unit Size
Tier 1	(****)	(****)%	$(****)	$(****)
Tier 2	(****)	(****)%	$(****)	$(****)
Tier 3	(****)	(****)%	$(****)	$(****)
Tier 4	(****)	(****)%	$(****)	$(****)
Tier 5	(****)	(****)%	$(****)	$(****)
Tier 6	(****)	(****)%	$(****)	$(****)

Customer By: /s/ Robert Willette Name: Authorized Representative Title: Director of Biology Date: 5-19-2010	Cellular Dynamics International, Inc. By: /s/ Thomas Palay Name: Cellular Dynamics Representative Title: President Date: 5/18/2010

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Exhibit B
STANDARD TERMS AND CONDITIONS FOR PRODUCTS

I.
GENERAL. These standard terms and conditions and the Customer’s Product Quotation or Supply Agreement with Cellular Dynamics International (CDI), as applicable, (collectively, the “Agreement”) shall govern the purchase by the Customer (as listed on the Product Quotation or Supply Agreement) from Cellular Dynamics of the products described and listed on the Product Quotation or within the Supply Agreement (the “Products”). These standard terms and conditions shall also govern any future products Customer purchases from Cellular Dynamics and those future purchases of products shall be deemed “Products” herein subject to these terms. Accepted Product Quotations may not be cancelled by Customer.

II.
PRICE. The price(s) for the Products provided to Customer will be those listed on the Product Quotation and shall expire thirty (30) days from the date thereof (or as specified on the Product Quotation), if applicable, or will be those prices as set forth in the Customer’s Supply Agreement with the Company. If the price(s) for the Products have expired under the Supply Agreement or the prices are not listed on the Product Quotation, then the prices(s) for the Products shall be the then-current prices for Products in effect at the time Cellular Dynamics accepts Customer’s order. Except as otherwise stated on the accompanying Product Quotation or agreed to in writing between Cellular Dynamics and Customer, all prices shall exclude shipping costs, insurance, freight, taxes, fees, import licenses, duties and levies, which shall be payable by and be the responsibility of the Customer. Products are delivered to Customer FOB Cellular Dynamics, Madison, Wisconsin. As appropriate, Customer shall provide Seller with a tax exemption certificate acceptable to the taxing authorities.

III.
PAYMENT. Except as otherwise agreed to in writing by Cellular Dynamics or specified on the Product Quotation, payment shall be made, in U.S. Dollars, in full within sixty (60) days of the date of Cellular Dynamics’s invoice to Customer. The due date for said payments are not subject to Customer’s inspection or acceptance of the Products.

IV.	INTELLECTUAL PROPERTY RIGHTS / USE RESTRICTIONS / LIMITED LICENSE:

A.    OWNERSHIP. Customer acknowledges that the Products provided to Customer embody intellectual property deemed to be of significant value to Cellular Dynamics and its licensors, and that such intellectual property may be protected by the law of patents, copyrights, trade secrets, and other laws. Customer acknowledges and agrees that neither this Agreement nor the purchase of the Products by Customer shall be construed as a transfer of any title or the grant of any rights in and to the intellectual property embodied in the Products owned or licensed by Cellular Dynamics. The Products are covered by one or more of the following patents: U.S. Patent Nos. 5,733,727, No. 6,610,671, No. 6,399,300, and No. RE37,978. Other patents are pending. Customer has a limited license to use the Products under the patents, subject to the use restrictions and third party licenses in subsections B and C of this Section IV. Customer hereby grants to Cellular Dynamics a perpetual, royalty-free, fully paid up, non-exclusive, worldwide, unlimited license to use for any purpose any and all improvements made by Customer to the intellectual property embodied in the Products. Such rights include, without limitation, improvements related to reanimation or thawing, cell functionality, plating, cell improvement assays; or protocols relating to the same. Customer is not granting any rights to and retains all rights to any and all findings and data relating to the performance of the Customer's molecules on the Products.

B.    USE RESTRICTIONS. The Products and/or components of the Products are licensed for life science research only, and may not be used for any other purpose. The Products must be used in accordance with the Cellular Dynamics’ Product User’s Guide. No other right, express or implied, is conveyed by the sale of the Products. In particular, no right to make, have made, offer to sell, or sell the Products is implied by the sale or purchase of the Products. The license granted herein does not imply or convey the right to use the Products in combination with any other product(s) whose manufacture, sale, or use is covered by any patent. Customer may only transfer the Products to a third party with Cellular Dynamics’s expressed written consent. Customer shall not reverse engineer, modify or otherwise alter the Products in any way. Customer shall not use the Products or any components thereof in humans, in clinical trials or for diagnostic purposes involving human subjects, for any therapeutic use or investigational use, nor for any purpose in contravention of any applicable law, regulation, ordinance, institutional review board approved protocol, or privacy office approval.

C.    THIRD PARTY LICENSES.

(i) The Products may contain a blasticidin resistance (BSD) gene sold under licensing arrangements between Cellular Dynamics International and Life Technologies Corporation. The purchase of this Product conveys to the Customer the limited, non-transferable right under U.S. Patent No.5,527,701 to use the purchased amount of the Product and components of the Product in internal research conducted by the Customer (whether the Customer is an academic or for-profit entity). The Customer cannot sell or otherwise transfer (a) this Product, (b) its components, or (c) materials made by the employment of this Product or its components to a third party or otherwise use this Product or its components or materials made by the employment of this Product or its components for Commercial Purposes. Commercial Purposes means any activity other than internal research, including but not limited to: (i) use of this Product or its components in manufacturing or in quality assurance/quality control; (ii) use of this Product or its components to provide a service, information, or data for a fee or other consideration if such service, information or data uses or is generated using detection or selection with the BSD gene; (iii) use of this Product or its components for therapeutic, diagnostic or prophylactic purposes; or (iv) resale of this Product or its components, whether or not this Product or its components are resold for use in research. Further information on purchasing licenses under the above patent may be obtained by contacting the Business Development Department, Life Technologies Corporation, 5791 Van Allen Way, Carlsbad, CA 92008. Phone (760) 603-7200. Email: outlicensing@invitrogen.com.

(ii) The Products may express one or more fluorescent proteins (“FPs”) owned by, or licensed to, Clontech Laboratories, Inc. (“Clontech”). The FPs are the subject of one or more issued and pending patents including U.S. Patent Nos. 7,166,444; 7,150,979; 7,432,053, 7,157,566; 7,005,511 and corresponding foreign patent claims. The Customer is granted a non-exclusive, limited right to use the Product only for internal research purposes. Such license specifically excludes the right to sell or otherwise transfer this Product, its components or derivatives thereof to third parties, or to use the Product or FPs for any diagnostic or therapeutic purpose. No right or license to perform commercial services of any kind using the FPs, including without limitation reporting the results of Customer's activities for a fee or

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other commercial consideration, is hereby conveyed by the purchase of this Product expressly, or by implication. On no account shall Customer make any modifications to the protein coding sequence of the FPs or isolate or purify any FP or any DNA sequence encoding an FP from the Products without the express written permission of Clontech. Any use of this Product other than for internal research requires a license from Clontech. For license information, please contact a licensing representative by phone at 650.919.7320 or by e-mail at licensing@clontech.com.

V.	LIMITED WARRANTY BY CELLULAR DYNAMICS:

A.    Cellular Dynamics warrants that its Products conform to the specifications contained in the Certificate of Analysis for the Product shipped to Customer. Customer’s sole and exclusive remedy (and Cellular Dynamics’s sole and exclusive liability) under this limited warranty shall be replacement of the defective Products by Cellular Dynamics.

B.     Cellular Dynamics reserves the right to make changes in design, production, manufacture, or characteristics of the Products or to improve on the Product at any time and in any way, without incurring any obligations to replace or modify any Products previously sold.

C.    Under no circumstances shall Cellular Dynamics’s liability to Customer exceed the amount paid by Customer for the Products to Cellular Dynamics. Cellular Dynamics will bear all reasonable shipping costs if the Products are replaced pursuant to this warranty. This warranty does not apply to any defect or nonconformance caused by (i) Customer’s use of the Products for a purpose or in a manner other than that for which they were designed or that is permitted, (ii) the failure by Customer to follow Cellular Dynamics’ User’s Guide for use, storage, and handling of the Products; or (iii) as a result of any other abuse, misuse or neglect of the Products by Customer. This warranty applies only to Customer and not to third parties. This warranty is not assignable.

D.    TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, CELLULAR DYNAMICS DISCLAIMS ALL OTHER REPRESENTATIONS, AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND DATA, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. CUSTOMER’S SOLE REMEDY FOR BREACH OF WARRANTY ARE STATED ABOVE.

E.     Within five (5) business days of thawing the Product but prior to the expiration date of the Product as listed on the Certificate of Analysis and/or label, Customer must notify Cellular Dynamics in writing of any nonconformity of the Products, describing the nonconformity in detail; otherwise all Products shall be conclusively deemed accepted without qualification. Customer’s failure to notify Cellular Dynamics in such time period voids the limited warranty described above. Customers who believe they have a warranty claim should call Cellular Dynamics’ Technical Support line at (608) 310-5100 ext. 5 or email at support@cellulardynamics.com to request replacement Product based on a breach of the above limited warranty. Any action by Customer for Cellular Dynamics’ breach of this limited warranty must be commenced within 18 months following the date of such breach.
F.    Customer acknowledges that the Products are subject to U.S. export control laws and regulations. Customer represents and warrants that it is the ultimate end-user of the Products, and further represents and warrants that it will not knowingly sell, export, re-export, transfer, divert, or otherwise dispose of the Products (including other materials or goods derived from or based on the Products) to any other destination, entity, or person without the prior authorization of any relevant U.S. federal government agency and Cellular Dynamics. Customer represents and warrants that it will not use the Products for any purpose prohibited by the laws or regulations of the United States and/or other government authorities to which Customer is subject without the prior authorization from any government entity whose laws and regulations may apply to the use of the Products.

G.     Cellular Dynamics makes no warranty of any kind or nature, neither express or implied, for any Products or part of the Products that is not manufactured by Cellular Dynamics. Any Products, or other such part or accessories to the Products shall have the warranty, if any, that is offered and granted by the manufacturer of such other products and accessories.

H.    Customer acknowledges and agrees that Cellular Dynamics may fill Customer’s order with any number of units of Products. Such units may be more units than Customer ordered. Customer will not be charged extra for any adjustments made by Cellular Dynamics. The number of cells in a unit of Product is detailed in the Product’s Certificate of Analysis, and is defined by the number of usable, viable cells affixed to the cell culture surface after reanimation using the procedure described in the respective Product’s User’s Guide. The number of actual cells that are contained in a unit accounts for both viability and plating efficiency percentages. Because this may vary from lot to lot, Cellular Dynamics reserves the right to fill the order with that number of units which is sufficient to fill Customer’s order and such adjustments shall not constitute a breach of the warranty herein.

VI.FURTHER LIABILITY LIMITATION: TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, CELLULAR DYNAMICS SHALL NOT HAVE ANY LIABILITY FOR INCIDENTAL, COMPENSATORY, PUNITIVE, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER SIMILAR DAMAGES, HOWEVER CAUSED AND REGARDLESS OF FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF CELLULAR DYNAMICS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. CUSTOMER UNDERSTANDS THAT ANY RISKS OF LOSS HEREUNDER ARE REFLECTED IN THE PRICE OF THE PRODUCTS AND THAT THESE TERMS WOULD HAVE BEEN DIFFERENT IF THERE HAD BEEN A DIFFERENT ALLOCATION OF RISK.

VII.FORCE MAJEURE: Cellular Dynamics shall not be responsible for delays in the shipment of any Products, or failure to ship such Products, and reserves the right to cancel or delay any order or contract for Products, if such delay or failure is due to causes beyond its reasonable control, including without limitation, shortages of supplies due to unforeseen conditions, orders or actions of government agencies, acts of nature, acts by Customer, fires, strikes, or other labor difficulties, wars, hostilities or terrorist acts, embargoes, equipment breakdown, inability to obtain necessary labor, material or manufacturing facilities due to causes beyond its reasonable control or any other cause beyond its reasonable control. In the event of such delay, and assuming that Cellular Dynamics chooses not to cancel due to such cause, the date of delivery shall be extended for a period equal to the time lost by reason of the delay.

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VIII.MISCELLANEOUS: Modifications may be made only in writing, signed by an authorized corporate officer of Cellular Dynamics. The waiver of any term or condition or any breach thereof shall not affect any other term or condition of this Agreement. This Agreement shall be governed by and construed according to the laws of Wisconsin. Customer hereby consents to the jurisdiction of the courts of Wisconsin, USA, and waive any objection to venue in Dane County. In the event that any provision of this Agreement or portion thereof is found to be illegal or unenforceable, the Agreement shall construed without the unenforceable provision or portion thereof.

ACKNOWLEDGEMENT AND AGREEMENT:
Customer and Cellular Dynamics agree that the above terms and conditions shall apply to the purchase of any and all Products by Customer from Cellular Dynamics effective from the date signed below. By submitting a purchase order or accepting a Product Quotation from Cellular Dynamics for the Products, Customer accepts and is bound to the above standard terms and conditions. These terms and conditions may NOT be altered, supplemented, or amended by the use of any other document(s). Additional or different terms and conditions contained in any purchase order or other documents generated by, executed by, or sent by Customer either prior to or after these terms and conditions are executed will be null and void and are hereby expressly disclaimed by Cellular Dynamics. Customer agrees that the terms and conditions of sale above, Cellular Dynamics’s product quotation, invoice, order confirmation, and supply agreement, if applicable, will control and be the sole terms governing the purchase of the Products by Customer.

CUSTOMER
Signature: /s/ Robert Willette
Name:    Authorized Representative
Title:    Director of Biology
Date:    5-19-2010

CELLULAR DYNAMICS INTERNATIONAL, INC.
Signature: /s/ Thomas Palay
Name:    Cellular Dynamics Representative
Title:    President
Date:    5/18/2010

9270629_1

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